Exhibit 2


                   WORLDCORP INVESTMENTS, INC.

                                                   Principal Occupation
Name                         Title                 If Different from Title
----                         -----                 -----------------------


T. Coleman Andrews, III     Director, President    Chief Executive Officer
WorldCorp, Inc.             and Chief              and President of
13873 Park Center Road      Executive Officer      WorldCorp, Inc.
#490
Herndon, Virginia  22071

William F. Gorog            Director               Chairman and Chief
WorldCorp, Inc.                                    Executive Officer
13873 Park Center Road                             of US Order, Inc.
#490
Herndon, Virginia  22071

Andrew M. Paalborg          General Counsel        Vice President and
WorldCorp, Inc.             and Secretary          General Counsel
13873 Park Center Road                             of WorldCorp, Inc.
#490
Herndon, Virginia  22071

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                         WORLDCORP, INC.
                                                       Principal Occupation
Name                          Title                  If Different from Title
----                          -----                  -----------------------

T. Coleman Andrews, III        Director, President             ___
WorldCorp, Inc.                and Chief Executive
13873 Park Center Road #490    Officer
Herndon, Virginia  22071

John C. Backus                 President and Chief             ___
InteliData Technologies        Operating Officer of
  Corporation                  InteliData Technologies
13100 Worldgate Drive          Corporation
Suite 600
Herndon, VA  20170

James E. Colburn               Director,                Consultant, Aviation
5675 South Yosemite #222       WorldCorp, Inc.          Consulting, Inc.
Denver, Colorado  80237

William F. Gorog               Chairman of                     ___
WorldCorp, Inc.                InteliData Technologies
13873 Park Center Road #490    Corporation
Herndon, Virginia  22071

Patrick F. Graham               Director,               Director, Bain &
Bain & Company, Inc.            WorldCorp, Inc.         Company, Inc.
2 Copley Place
Boston, Massachusetts
02117-0897

Andrew M. Paalborg              Vice President                 ___
WorldCorp, Inc.                 and General
13873 Park Center Road #490     Counsel of
Herndon, Virginia  22071        WorldCorp, Inc.

Mark S. Lynch                   Vice President, and            ___
WorldCorp, Inc.                 Chief Financial
13873 Park Center Road #490     Officer of
Herndon, Virginia  22071        WorldCorp, Inc.

Charles W. Pollard              President,                     ___
WorldCorp, Inc.                 World Airways, Inc.
13873 Park Center Road #490
Herndon, Virginia  22071

Geoffrey S. Rehnert             Director,               Partner, Bain
Bain Capital                    WorldCorp, Inc.         Capital, Inc.
2 Copley Place
Boston, Massachusetts 02116

Gideon Argov                    Director,               President and Chief
Kollmorgan Reservoir            WorldCorp, Inc.         Executive Officer,
Place                                                   Kollmorgan
1601 Trapelo Road                                       Corporation
Walthen, MA  02154